UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

ACCURAY INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation) 1240 Deming Way Madison, Wisconsin (Address of Principal Executive Offices)	001-33301 (Commission File Number)	20-8370041 (IRS Employer Identification No.) 53717-1954 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (608) 824-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 1, 2026, the remaining outstanding aggregate principal amount of 3.75% Convertible Senior Notes due 2026 (the “Notes”) issued by Accuray Incorporated (the “Company”), pursuant to the Indenture, dated as of May 13, 2021 (the “Indenture”), by and among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), matured and were repaid in full by the Company, together with accrued and unpaid interest thereon.

In conjunction with the full and final repayment of the Notes, the Indenture was satisfied and discharged in accordance with its terms and the Trustee acknowledged such satisfaction and discharge. As a result of the satisfaction and discharge of the Indenture, the Company was released from its remaining obligations under the Indenture except those provisions of the Indenture that, by their terms, survive the satisfaction and discharge of the Indenture.

Item 7.01 Regulation FD Disclosure.

On June 1, 2026, the Company retired the Notes in accordance with their terms. The Company repaid the remaining outstanding aggregate principal amount of $18,000,000, together with accrued and unpaid interest thereon of $337,500. The Notes were issued on May 13, 2021 and matured on June 1, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Date:	June 4, 2026	By:	/s/ Ali Pervaiz
			Name:	Ali Pervaiz
			Title:	SVP, Chief Financial Officer